Exhibit 99.3

Union Pacific Corporation

Offer to Exchange up to $439,192,000 Principal Amount Outstanding of

3.646% Notes due 2024 for a Like Principal Amount of 3.646% Notes due 2024

which have been registered under the Securities Act of 1933; and

Offer to Exchange up to $700,000,000 Principal Amount Outstanding of

4.821% Notes due 2044 for a Like Principal Amount of 4.821% Notes due 2044

which have been registered under the Securities Act of 1933.

Pursuant to the Prospectus, dated                     , 2013

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Union Pacific Corporation, a Utah corporation (the “Company”), hereby offers to exchange (i) up to $439,192,000 aggregate principal amount of registered 3.646% Notes due 2024 of the Company, which will be freely transferable (the “Exchange 2024 Notes”), for any and all of the Company’s outstanding 3.646% Notes due 2024, which have certain transfer restrictions (the “Original 2024 Notes”), upon the terms and subject to the conditions described in the Prospectus dated                     , 2013 (the “Prospectus”) and the related letter of transmittal (the “2024 Exchange Offer”) and (ii) up to $700,000,000 aggregate principal amount of registered 4.821% Notes due 2044 of the Company, which will be freely transferable (the “Exchange 2044 Notes” and, together with the Exchange 2024 Notes, the “Exchange Notes”), for any and all of the Company’s outstanding 4.821% Notes due 2044, which have certain transfer restrictions (the “Original 2044 Notes” and, together with the Original 2024 Notes, the “Original Notes”), upon the terms and subject to the conditions described in the Prospectus and the related letter of transmittal (the “2044 Exchange Offer” and, together with the 2024 Exchange Offer, the “Exchange Offers”). Each Exchange Offer is intended to satisfy certain obligations of the Company contained in the Registration Rights Agreement corresponding to each such Exchange Offer, each dated as of August 21, 2013, among the Company, Barclays Capital Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as lead dealer managers, and the other dealer managers listed on Schedule I thereto.

We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offers. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

1. Prospectus dated             , 2013;

2. The related letter of transmittal (the “Letter of Transmittal”) for your use and for the information of your clients;

3. A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the applicable Exchange Offer(s);

4. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

5. Return envelopes addressed to The Bank of New York Mellon Trust Company, N.A., the Exchange Agent.

Your prompt action is requested. Each Exchange Offer will expire at 5:00 p.m., New York City time, on             , 2013, unless extended by the Company (such date and time, as it may be extended, the “Expiration Date”). Any Original 2024 Notes tendered pursuant to the 2024 Exchange Offer and any Original 2044 Notes tendered pursuant to the 2044 Exchange Offer may be withdrawn at any time prior to the Expiration Date for such Exchange Offer.

To participate in an Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal or an agent’s message from The Depository Trust Company stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the Letter of Transmittal, must be sent to the Exchange Agent and certificates representing Original Notes (or confirmation of book-entry transfer of such Original Notes into the Exchange Agent’s account at The Depository Trust Company) must be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

Any inquiries you may have with respect to the procedure for tendering Original Notes or requests for additional copies of the enclosed materials should be directed to the Exchange Agent at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

Union Pacific Corporation

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFERS, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.